                                                                    EXHIBIT 99.1


Contact:                  Investor Relations                 Media Relations
                          William Pike                       Raymond O'Rourke
                          212-761-0008                       212-761-4262



MORGAN STANLEY REPORTS
FIRST QUARTER NET INCOME OF $905 MILLION;
RETURN ON EQUITY OF 16%

NEW YORK, March 20, 2003 -- Morgan Stanley (NYSE: MWD) today reported net income of $905 million for the quarter ended February 28, 2003 -- an increase of 7 percent from the first quarter of 2002 and 24 percent from the fourth quarter of 2002. Diluted earnings per share were $0.82 -- compared to $0.76 a year ago and $0.67 in the fourth quarter.

First quarter net revenues (total revenues less interest expense and the provision for loan losses) were $5.5 billion -- 4 percent ahead of first quarter 2002 and 29 percent ahead of fourth quarter 2002. The annualized return on average common equity was 16 percent.

Philip J. Purcell, Chairman & CEO, and Robert G. Scott, President, said in a joint statement, "We are pleased with our performance, including our return on equity of 16 percent. This was accomplished in an exceedingly challenging environment characterized by a slumping global economy, declining consumer confidence, and a market consumed by the prospect of war in Iraq. Fixed income markets were the exception, leading to record results in our fixed income business. In addition, Discover had another strong quarter. Our focus on clients has resulted in market share gains in a number of key businesses."

INSTITUTIONAL SECURITIES

Institutional Securities posted net income of $618 million, 17 percent above last year's first quarter. The increase was driven by record revenues in the Company's fixed income business, offsetting the revenue impact of challenging market conditions on the Company's M&A advisory and equity underwriting businesses.

..    Fixed income sales and trading net revenues of nearly $1.7 billion were up
     48 percent from first quarter 2002. The increase in revenues was broadly based, with strong performances throughout the Company's commodities, credit products, and interest-rate and currency groups. Higher commodities revenues were driven by higher prices and volatilities across major energy markets, while the revenue increases in credit and interest rate products reflected heavier customer volumes and a more favorable trading environment.

..    Equity sales and trading net revenues rose 5 percent from a year ago to
     $977 million, primarily as a result of higher market volatility partially offset by declines in customer volumes and lower commissions.

..    Advisory revenues were $166 million, down 43 percent from last year, due to declining levels of global M&A activity. Industry-wide, global completed
     M&A transaction volume fell 22 percent compared with first quarter 2002./1/

..    Underwriting revenues of $337 million were 8 percent above last year's first quarter. A strong increase in debt underwriting revenues driven by robust levels of fixed income new issue activity was partially offset by lower equity underwriting revenues, reflecting a 60 percent industry-wide decline in equity activity./1/

..    The Company ranks second in announced global M&A with a 21 percent market share; second in worldwide equity and equity related issuances with a 13 percent market share; and second in U.S. investment grade debt issuances with an 11 percent market share./2/

----------
/1/ Source: Thomson Financial Securities Data -- for the periods: December 1,
    2001 to February 28, 2002 and December 1, 2002 to February 28, 2003.

INDIVIDUAL INVESTOR GROUP

The Individual Investor Group reported a $1 million net loss compared to $7 million in net income for the first quarter of 2002, as a result of a decline in net revenues partially offset by lower non-interest expenses.

..    Net revenues decreased 12 percent from a year ago to $900 million. Retail participation in equity markets fell from last year's levels, and asset management fees declined as a result of a lower level of retail assets under management.

..    Total client assets of $499 billion were 15 percent lower than the end of last year's first quarter, reflecting in part, declines of 24 percent for the S&P 500 and 23 percent for the Nasdaq. Client assets in fee-based accounts of $106 billion fell 7 percent over the past twelve months. However, the percentage of client assets in fee-based accounts increased to 21 percent from 19 percent a year ago.

..    At quarter-end, the number of global financial advisors was 12,056 -- a decrease of 490 for the quarter and 2,059 over the past year.


INVESTMENT MANAGEMENT

Investment Management net income declined 26 percent from last year's first quarter to $106 million. Lower revenues, reflecting a decrease in average assets under management and a continued shift in asset mix away from equity products, drove the earnings decline.

..    The Company's assets under management declined $52 billion, or 12 percent, from a year ago to $400 billion, primarily as a result of a decline in market values.

..    Retail assets were $242 billion, $14 billion below the previous quarter and
     $38 billion below last year's first quarter. Institutional assets of $158 billion decreased $6 billion over the quarter and were $14 billion lower than a year ago.

----------
/2/ Source: Thomson Financial Securities Data--for the period January 1, 2003 to February 28, 2003.

..    Among full-service brokerage firms, the Company had the highest number of domestic funds (45) receiving one of Morningstar's two highest ratings./3/ In addition, the percent of the Company's fund assets performing in the top half of the Lipper rankings over three years was 70 percent compared to 71 percent a year ago./4/


CREDIT SERVICES

Credit Services posted strong first quarter earnings of $182 million, 9 percent higher than the first quarter of 2002. The increase was the result of increases in merchant and cardmember fees, net interest income and other revenue -- partially offset by higher non-interest expenses. Net charge-off and delinquency rates were lower than a year ago.

..    Managed credit card loans at quarter end rose 5 percent from a year ago to a record $51.8 billion. However, the interest rate spread contracted by 25 basis points over the same period, as a decline in the cost of funds was more than offset by a lower finance charge yield.

..    Merchant and cardmember fees rose 4 percent to $547 million largely as a result of higher merchant discount fees from increased transaction volume. Transaction volume rose 8 percent from a year ago to a record $26.1 billion, on increased sales and higher balance transfers.

..    The credit card net charge-off rate declined to 6.17 percent -- 23 basis points below a year ago. The Company's continued focus on credit quality helped improve the contractual loss rate despite continued softness in the U.S. economy. The over-30-day delinquency rate improved 42 basis points to
     6.33 percent, and the over-90-day delinquency rate improved 17 basis points to 2.95 percent from the first quarter of 2002.

..    Non-interest expenses were $608 million, up 7 percent compared to first quarter 2002 -- driven by increases in marketing and advertising expenses, and higher personnel costs.

----------
/3/ Full service brokerage firms include: Merrill Lynch, Citigroup and Prudential. As of February 28, 2003.

As of February 28, 2003 the Company had repurchased approximately 4 million shares of its common stock since the end of fiscal 2002. The Company also announced that its Board of Directors declared a $0.23 quarterly dividend per common share. The dividend is payable on April 30, 2003, to common shareholders of record on April 11, 2003.

Total capital at February 28, 2003 was $72.4 billion, including $24.5 billion of common shareholders' equity and preferred securities subject to mandatory redemption. Book value per common share was $20.62, based on 1.1 billion shares outstanding.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 600 offices in 26 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

Access this press release on-line @www.morganstanley.com

                                      # # #

                            (See Attached Schedules)

This release may contain forward-looking statements. These statements reflect management's beliefs and expectations, and are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Competition" and "Regulation" in Part I, Item 1 in the Company's 2002 Annual Report on Form 10-K.

----------
/4/  As of February 28, 2003.

                                 MORGAN STANLEY
                                Financial Summary
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Feb 28,           %
                                          2003             2002           Change
                                        --------         --------         ------
Net revenues
   Institutional Securities             $  3,161         $  2,800           13%
   Individual Investor Group                 900            1,019          (12%)
   Investment Management                     519              623          (17%)
   Credit Services                           898              823            9%
                                        --------         --------
   Consolidated net revenues            $  5,478         $  5,265            4%
                                        ========         ========
Net income/(loss)
   Institutional Securities             $    618         $    530           17%
   Individual Investor Group                  (1)               7         (114%)
   Investment Management                     106              144           26%
   Credit Services                           182              167            9%
                                        --------         --------
   Consolidated net income              $    905         $    848            7%
                                        ========         ========

Basic earnings per common share         $   0.84         $   0.78            8%

Diluted earnings per common share       $   0.82         $   0.76            8%

Average common shares outstanding
   Basic                                 1,079.1          1,082.4
   Diluted                               1,099.7          1,113.0
Period end common
 shares outstanding                      1,089.7          1,101.2

Return on common equity                     16.3%            16.4%

--------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                                Financial Summary
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Nov 30,           %
                                          2003             2002           Change
                                        --------         --------         ------
Net revenues
   Institutional Securities             $  3,161         $  1,881           68%
   Individual Investor Group                 900              907           (1%)
   Investment Management                     519              541           (4%)
   Credit Services                           898              927           (3%)
                                        --------         --------
   Consolidated net revenues            $  5,478         $  4,256           29%
                                        ========         ========
Net income/(loss)
   Institutional Securities             $    618         $    453           36%
   Individual Investor Group                  (1)             (31)          97%
   Investment Management                     106              116           (9%)
   Credit Services                           182              194           (6%)
                                        --------         --------
   Consolidated net income              $    905         $    732           24%
                                        ========         ========

Basic earnings per common share         $    .84         $   0.68           24%

Diluted earnings per common share       $    .82         $   0.67           22%

Average common shares outstanding
   Basic                                 1,079.1          1,074.7
   Diluted                               1,099.7          1,095.7
Period end common
 shares outstanding                      1,089.7          1,081.4

Return on common equity                     16.3%            13.7%

--------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                    Consolidated Income Statement Information
                        (unaudited, dollars in millions)

                                                 Quarter Ended
                                            -----------------------
                                             Feb 28,        Feb 28,         %
                                              2003           2002         Change
                                            --------       --------       ------
Investment banking                          $    589       $    674        (13%)
Principal transactions:
   Trading                                     1,556          1,132         37%
   Investments                                   (22)            33       (167%)
Commissions                                      670            777        (14%)
Fees:
   Asset management, distribution
    and administration                           903          1,016        (11%)
   Merchant and cardmember                       363            342          6%
   Servicing                                     567            540          5%
Interest and dividends                         3,789          3,836         (1%)
Other                                             87            196        (56%)
                                            --------       --------
   Total revenues                              8,502          8,546         (1%)
Interest expense                               2,688          2,936         (8%)
Provision for consumer loan losses               336            345         (3%)
                                            --------       --------
   Net revenues                                5,478          5,265          4%
                                            --------       --------
Compensation and benefits                      2,548          2,489          2%
Occupancy and equipment                          196            198         (1%)
Brok., clearing and exchange fees                191            179          7%
Info processing and communications               316            322         (2%)
Marketing and business development               269            254          6%
Professional services                            225            225         --
Other                                            307            251         22%
Restructuring and other charges                    0              0         --
                                            --------       --------
   Total non-interest expenses                 4,052          3,918          3%
                                            --------       --------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                       1,426          1,347          6%
Income tax expense                               499            477          5%
Div. on pref. securities subject
 to mandatory redemption                          22             22         --
                                            --------       --------
Net income                                  $    905       $    848          7%
                                            ========       ========

Comp & benefits as a % of net rev.                47%            47%

----------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                    Consolidated Income Statement Information
                        (unaudited, dollars in millions)

                                                 Quarter Ended
                                            -----------------------
                                             Feb 28,        Nov 30,         %
                                              2003           2002         Change
                                            --------       --------       ------
Investment banking                          $    589       $    671        (12%)
Principal transactions:
   Trading                                     1,556            433          *
   Investments                                   (22)            16          *
Commissions                                      670            748        (10%)
Fees:
   Asset management, distribution
    and administration                           903            904         --
   Merchant and cardmember                       363            372         (2%)
   Servicing                                     567            523          8%
Interest and dividends                         3,789          3,790         --
Other                                             87            120        (28%)
                                            --------       --------
   Total revenues                              8,502          7,577         12%
Interest expense                               2,688          3,002        (10%)
Provision for consumer loan losses               336            319          5%
                                            --------       --------
   Net revenues                                5,478          4,256         29%
                                            --------       --------
Compensation and benefits                      2,548          1,147        122%
Occupancy and equipment                          196            221        (11%)
Brok., clearing and exchange fees                191            212        (10%)
Info processing and communications               316            379        (17%)
Marketing and business development               269            329        (18%)
Professional services                            225            346        (35%)
Other                                            307            230         33%
Restructuring and other charges                    0            235          *
                                            --------       --------
   Total non-interest expenses                 4,052          3,099         31%
                                            --------       --------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                       1,426          1,157         23%
Income tax expense                               499            403         24%
Div. on pref. securities subject
 to mandatory redemption                          22             22         --
                                            --------       --------
Net income                                  $    905       $    732         24%
                                            ========       ========

Comp & benefits as a % of net rev.                47%            27%

----------
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
             Institutional Securities Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Feb 28,           %
                                          2003             2002           Change
                                        --------         --------         ------
Investment banking                      $    503         $    603          (17%)
Principal transactions:
   Trading                                 1,425              957           49%
   Investments                               (11)              30         (137%)
Commissions                                  415              492          (16%)
Asset management, distribution
 and administration fees                      22               25          (12%)
Interest and dividends                     3,166            3,179           --
Other                                         61              143          (57%)
                                        --------         --------
   Total revenues                          5,581            5,429            3%
Interest expense                           2,420            2,629           (8%)
                                        --------         --------
   Net revenues                            3,161            2,800           13%
                                        --------         --------

Total non-interest expenses                2,194            1,953           12%
                                        --------         --------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                     967              847           14%
Income tax expense                           327              295           11%
Div. on pref. securities subject
 to mandatory redemption                      22               22           --
                                        --------         --------
Net income                              $    618         $    530           17%
                                        ========         ========

Profit margin (1)                             20%              19%

--------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                   MORGAN STANLEY
             Institutional Securities Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Nov 30,           %
                                          2003             2002           Change
                                        --------         --------         ------
Investment banking                      $    503         $    599          (16%)
Principal transactions:
   Trading                                 1,425              298            *
   Investments                               (11)              15         (173%)
Commissions                                  415              465          (11%)
Asset management, distribution
 and administration fees                      22               28          (21%)
Interest and dividends                     3,166            3,098            2%
Other                                         61               91          (33%)
                                        --------         --------
   Total revenues                          5,581            4,594           21%
Interest expense                           2,420            2,713          (11%)
                                        --------         --------
   Net revenues                            3,161            1,881           68%
                                        --------         --------
Total non-interest expenses                2,194            1,139           93%
                                        --------         --------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                     967              742           30%
Income tax expense                           327              267           22%
Div. on pref. securities subject
 to mandatory redemption                      22               22           --
                                        --------         --------
Net income                              $    618         $    453           36%
                                        ========         ========

Profit margin (1)                             20%              24%

--------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
             Individual Investor Group Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Feb 28,           %
                                          2003             2002           Change
                                        --------         --------         ------
Investment banking                      $     78         $     62           26%
Principal transactions:
   Trading                                   131              175          (25%)
   Investments                                 0                1            *
Commissions                                  245              274          (11%)
Asset management, distribution
 and administration fees                     376              421          (11%)
Interest and dividends                        74               96          (23%)
Other                                         24               27          (11%)
                                        --------         --------
   Total revenues                            928            1,056          (12%)
Interest expense                              28               37          (24%)
                                        --------         --------
   Net revenues                              900            1,019          (12%)
                                        --------         --------

Total non-interest expenses                  903            1,010          (11%)
                                        --------         --------
Income/(loss) before income taxes             (3)               9         (133%)
Income tax expense/(benefit)                  (2)               2         (200%)
                                        --------         --------
Net income/(loss)                       $     (1)        $      7         (114%)
                                        ========         ========

Profit margin (1)                              0%              1%

--------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                   MORGAN STANLEY
             Individual Investor Group Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Nov 30,           %
                                          2003             2002           Change
                                        --------         --------         ------
Investment banking                      $     78         $     65           20%
Principal transactions:
   Trading                                   131              135           (3%)
   Investments                                 0               (1)           *
Commissions                                  245              267           (8%)
Asset management, distribution
 and administration fees                     376              368            2%
Interest and dividends                        74               78           (5%)
Other                                         24               24           --
                                        --------         --------
   Total revenues                            928              936           (1%)
Interest expense                              28               29           (3%)
                                        --------         --------
   Net revenues                              900              907           (1%)
                                        --------         --------

Total non-interest expenses                  903              963           (6%)
                                        --------         --------
Income/(loss) before income taxes             (3)             (56)          95%
Income tax expense/(benefit)                  (2)             (25)          92%
                                        --------         --------
Net income/(loss)                       $     (1)        $    (31)          97%
                                        ========         ========

Profit margin (1)                              0%             (3%)

--------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                Investment Management Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Feb 28,           %
                                          2003             2002           Change
                                        --------         --------         ------
Investment banking                      $      8         $      9          (11%)
Principal transactions:
   Trading                                     0                0           --
   Investments                               (11)               2            *
Commissions                                   10               11           (9%)
Asset management, distribution
 and administration fees                     505              570          (11%)
Interest and dividends                         3                8          (63%)
Other                                          5               24          (79%)
                                        --------         --------
   Total revenues                            520              624          (17%)
Interest expense                               1                1           --
                                        --------         --------
   Net revenues                              519              623          (17%)
                                        --------         --------

Total non-interest expenses                  347              387          (10%)
                                        --------         --------
Income before income taxes                   172              236          (27%)
Income tax expense                            66               92          (28%)
                                        --------         --------
Net income                              $    106         $    144          (26%)
                                        ========         ========

Profit margin (1)                             20%              23%

----------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
               Investment Management Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Nov 30,           %
                                          2003             2002           Change
                                        --------         --------         ------
Investment banking                      $      8         $      7           14%
Principal transactions:
   Trading                                     0                0           --
   Investments                               (11)               2            *
Commissions                                   10               16          (38%)
Asset management, distribution
 and administration fees                     505              508           (1%)
Interest and dividends                         3                2           50%
Other                                          5                5           --
                                        --------         --------
   Total revenues                            520              540           (4%)
Interest expense                               1               (1)         200%
                                        --------         --------
   Net revenues                              519              541           (4%)
                                        --------         --------

Total non-interest expenses                  347              373           (7%)
                                        --------         --------
Income before income taxes                   172              168            2%
Income tax expense                            66               52           27%
                                        --------         --------
Net income                              $    106         $    116           (9%)
                                        ========         ========

Profit margin (1)                             20%              21%

----------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Feb 28,           %
                                          2003             2002           Change
                                        --------         --------         ------
Fees:
   Merchant and cardmember              $    363         $    342            6%
   Servicing                                 567              540            5%
Other                                         (3)               2            *
                                        --------         --------
   Total non-interest revenues               927              884            5%

Interest revenue                             546              553           (1%)
Interest expense                             239              269          (11%)
                                        --------         --------
   Net interest income                       307              284            8%

Provision for consumer loan losses           336              345           (3%)
                                        --------         --------
   Net credit income                         (29)             (61)          52%
                                        --------         --------
   Net revenues                              898              823            9%
                                        --------         --------

Total non-interest expenses                  608              568            7%
                                        --------         --------
Income before taxes                          290              255           14%
Income tax expense                           108               88           23%
                                        --------         --------
Net income                              $    182         $    167            9%
                                        ========         ========

Profit margin (1)                             20%              20%

----------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Nov 30,           %
                                          2003             2002           Change
                                        --------         --------         ------
Fees:
   Merchant and cardmember              $    363         $    372           (2%)
   Servicing                                 567              523            8%
Other                                         (3)               0            *
                                        --------         --------
   Total non-interest revenues               927              895            4%

Interest revenue                             546              612          (11%)
Interest expense                             239              261           (8%)
                                        --------         --------
   Net interest income                       307              351          (13%)

Provision for consumer loan losses           336              319            5%
                                        --------         --------
   Net credit income                         (29)              32         (191%)
                                        --------         --------
   Net revenues                              898              927           (3%)
                                        --------         --------

Total non-interest expenses                  608              624           (3%)
                                        --------         --------
Income before taxes                          290              303           (4%)
Income tax expense                           108              109           (1%)
                                        --------         --------
Net income                              $    182         $    194           (6%)
                                        ========         ========

Profit margin (1)                             20%              21%

----------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)
                              (Managed loan basis)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Feb 28,           %
                                          2003             2002           Change
                                        --------         --------         ------
Fees:
   Merchant and cardmember              $    547         $    527            4%
   Servicing                                   0                0           --
Other                                         54               16            *
                                        --------         --------
   Total non-interest revenues               601              543           11%

Interest revenue                           1,580            1,611           (2%)
Interest expense                             441              499          (12%)
                                        --------         --------
   Net interest income                     1,139            1,112            2%

Provision for consumer loan losses           842              832            1%
                                        --------         --------
   Net credit income                         297              280            6%
                                        --------         --------
   Net revenues                              898              823            9%
                                        --------         --------

Total non-interest expenses                  608              568            7%
                                        --------         --------
Income before taxes                          290              255           14%
Income tax expense                           108               88           23%
                                        --------         --------
Net income                              $    182         $    167            9%
                                        ========         ========

Profit margin (1)                             20%              20%

----------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)
                              (Managed loan basis)

                                              Quarter Ended
                                        -------------------------
                                         Feb 28,          Nov 30,           %
                                          2003             2002           Change
                                        --------         --------         ------
Fees:
   Merchant and cardmember              $    547         $    542            1%
   Servicing                                   0                0           --
Other                                         54                3            *
                                        --------         --------
   Total non-interest revenues               601              545           10%

Interest revenue                           1,580            1,606           (2%)
Interest expense                             441              475           (7%)
                                        --------         --------
   Net interest income                     1,139            1,131            1%

Provision for consumer loan losses           842              749           12%
                                        --------         --------
   Net credit income                         297              382          (22%)
                                        --------         --------
   Net revenues                              898              927           (3%)
                                        --------         --------

Total non-interest expenses                  608              624           (3%)
                                        --------         --------
Income before taxes                          290              303           (4%)
Income tax expense                           108              109           (1%)
                                        --------         --------
Net income                              $    182         $    194           (6%)
                                        ========         ========

Profit margin (1)                             20%              21%

----------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                   Financial Information and Statistical Data
                                   (unaudited)

                                                   Quarter Ended
                                               ----------------------
                                                Feb 28,       Feb 28,       %
                                                 2003          2002       Change
                                               --------      --------     ------
Morgan Stanley
Total assets (millions)                        $558,000      $492,000       13%
Period end common shares
 outstanding (millions)                         1,089.7       1,101.2       (1%)
Book value per common share                    $  20.62      $  18.97        9%
Shareholders' equity (millions) (1)            $ 24,475      $ 22,102       11%
Total capital (millions) (2)                   $ 72,432      $ 61,042       19%
Worldwide employees                              54,493        59,875       (9%)

Institutional Securities
Advisory revenue (millions)                    $    166      $    292      (43%)
Underwriting revenue (millions)                $    337      $    311        8%

Sales and trading net revenue
 (millions) (3)
   Equity                                      $    977      $    931        5%
   Fixed income                                $  1,662      $  1,123       48%
Mergers and acquisitions announced trans. (4)
 Morgan Stanley global market
 volume (billions)                             $   26.8      $   36.0
   Rank                                               2             5
Worldwide equity and related issues (4)
 Morgan Stanley global market
 volume (billions)                             $    3.8      $    6.1
   Rank                                               2             5

Individual Investor Group
Global financial advisors                        12,056        14,115      (15%)
Total client assets (billions)                 $    499      $    588      (15%)
Fee-based client account
 assets (billions) (5)                         $    106      $    114       (7%)
Domestic retail locations                           558           680      (18%)

----------
(1) Includes preferred and common equity and preferred securities subject to mandatory redemption.
(2) Includes preferred and common equity, preferred securities subject to mandatory redemption, capital units and non-current portion of long-term debt.
(3)   Includes principal trading, commissions and net interest revenue.
(4)   Source: Thomson Financial Securities Data - January 1 to
      February 28, 2003.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                   Financial Information and Statistical Data
                                   (unaudited)

                                                   Quarter Ended
                                               ----------------------
                                                Feb 28,       Nov 30,       %
                                                 2003          2002       Change
                                               --------      --------     ------
Morgan Stanley
Total assets (millions)                        $558,000      $530,000        5%
Period end common shares
 outstanding (millions)                         1,089.7       1,081.4        1%
Book value per common share                    $  20.62      $  20.24        2%
Shareholders' equity (millions) (1)            $ 24,475      $ 23,096        6%
Total capital (millions) (2)                   $ 72,432      $ 65,936       10%
Worldwide employees                              54,493        55,726       (2%)

Institutional Securities
Advisory revenue (millions)                    $    166      $    271      (39%)
Underwriting revenue (millions)                $    337      $    328        3%

Sales and trading net revenue
 (millions)(3)
   Equity                                      $    977      $    634       54%
   Fixed income                                $  1,662      $    610      172%
Mergers and acquisitions announced trans (4)
 Morgan Stanley global market
 volume (billions)                             $   26.8      $  198.0
   Rank                                               2             3
Worldwide equity and related issues (4)
 Morgan Stanley global market
 volume (billions)                             $    3.8      $   25.6
   Rank                                               2             4

Individual Investor Group
Global financial advisors                        12,056        12,546       (4%)
Total client assets (billions)                 $    499      $    517       (3%)
Fee-based client account
 assets (billions) (5)                         $    106      $    108       (2%)
Domestic retail locations                           558           608       (8%)

----------
(1) Includes preferred and common equity and preferred securities subject to mandatory redemption.
(2) Includes preferred and common equity, preferred securities subject to mandatory redemption, capital units and non-current portion of long-term debt.
(3)   Includes principal trading, commissions and net interest revenue.
(4)   Source: Thomson Financial Securities Data - January 1 to
      February 28, 2003.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                                Statistical Data
                                   (unaudited)

                                                   Quarter Ended
                                               ---------------------
                                                Feb 28,      Feb 28,        %
                                                 2003         2002        Change
                                               --------      -------      ------

Investment Management ($ billions)

Net flows
   Retail                                      $   (0.5)     $   1.6      (131%)
   Institutional                                   (2.5)        (0.6)        *
                                               --------      -------
      Net flows excluding money markets            (3.0)         1.0         *
                                               --------      -------
   Money markets                                   (0.9)        (1.2)       25%

Assets under management or supervision
 by distribution channel
   Retail                                      $    242      $   280       (14%)
   Institutional                                    158          172        (8%)
                                               --------      -------
      Total                                    $    400      $   452       (12%)
                                               ========      =======

Assets under management or supervision
 by asset class
   Equity                                      $    152      $   196       (22%)
   Fixed income                                     128          128        --
   Money market                                      67           70        (4%)
   Other (1)                                         53           58        (9%)
                                               --------      -------
      Total                                    $    400      $   452       (12%)
                                               ========      =======

--------
(1)   Includes Alternative Investments.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                                Statistical Data
                                   (unaudited)

                                                  Quarter Ended
                                              ----------------------
                                               Feb 28,       Nov 30,        %
                                                2003          2002        Change
                                              --------      --------      ------

Investment Management ($ billions)

Net flows
   Retail                                     $   (0.5)     $   (1.0)       50%
   Institutional                                  (2.5)         (0.8)        *
                                              --------      --------
      Net flows excluding money markets           (3.0)         (1.8)      (67%)
                                              --------      --------
   Money markets                                  (0.9)         (1.2)       25%

Assets under management or supervision
 by distribution channel
   Retail                                     $    242      $    256        (5%)
   Institutional                                   158           164        (4%)
                                              --------      --------
      Total                                   $    400      $    420        (5%)
                                              ========      ========

Assets under management or supervision
 by asset class
   Equity                                     $    152      $    172       (12%)
   Fixed income                                    128           127         1%
   Money market                                     67            66         2%
   Other (1)                                        53            55        (4%)
                                              --------      --------
      Total                                   $    400      $    420        (5%)
                                              ========      ========

----------
(1)   Includes Alternative Investments.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                   Financial Information and Statistical Data
                        (unaudited, dollars in millions)

                                             Quarter Ended
                                        ------------------------
                                         Feb 28,        Feb 28,           %
                                          2003           2002           Change
                                        --------        --------        ------
Credit Services

Owned credit card loans
  Period end                            $ 20,847        $ 20,138           4%
  Average                               $ 22,305        $ 20,558           8%

Managed credit card loans (1)
  Period end                            $ 51,811        $ 49,569           5%
  Average                               $ 52,802        $ 50,396           5%
  Interest yield                           11.78%          12.63%      (85 bp)
  Interest spread                           8.36%           8.61%      (25 bp)
  Net charge-off rate                       6.17%           6.40%      (23 bp)
  Delinquency rate (over 30 days)           6.33%           6.75%      (42 bp)
  Delinquency rate (over 90 days)           2.95%           3.12%      (17 bp)

  Transaction volume (billions)         $   26.1        $   24.1           8%
  Accounts (millions)                       46.5            46.0           1%
  Active accounts (millions)                22.3            23.8          (6%)
  Average receivables per average
   active account (actual $)            $  2,333        $  2,098          11%
  Securitization gain                   $     35        $      8           *

----------
(1)   Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                   Financial Information and Statistical Data
                        (unaudited, dollars in millions)

                                              Quarter Ended
                                        ------------------------
                                         Feb 28,        Nov 30,          %
                                          2003           2002          Change
                                        --------        --------       ------
Credit Services

Owned credit card loans
  Period end                            $ 20,847        $ 22,153         (6%)
  Average                               $ 22,305        $ 21,641          3%

Managed credit card loans (1)
  Period end                            $ 51,811        $ 51,143          1%
  Average                               $ 52,802        $ 50,239          5%
  Interest yield                           11.78%          12.45%     (67 bp)
  Interest spread                           8.36%           8.62%     (26 bp)
  Net charge-off rate                       6.17%           5.95%      22 bp
  Delinquency rate (over 30 days)           6.33%           5.96%      37 bp
  Delinquency rate (over 90 days)           2.95%           2.66%      29 bp

  Transaction volume (billions)         $   26.1        $   25.3          3%
  Accounts (millions)                       46.5            46.5         --
  Active accounts (millions)                22.3            22.6         (1%)
  Average receivables per average
   active account (actual $)            $  2,333        $  2,214          5%
  Securitization gain                   $     35        $      4          *

----------
(1)   Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY

The following (page F-11) presents more detailed financial information regarding the results of operations for the combined institutional securities, individual investor group and investment management businesses. Morgan Stanley believes that a combined presentation is informative due to certain synergies among these businesses, as well as to facilitate comparisons of the Company's results with those of other companies in the financial services industry. Morgan Stanley also provides this type of presentation for its credit services activities (page F-12) in order to provide helpful comparison to other credit card issuers.

                                 MORGAN STANLEY
                  Institutional Securities, Individual Investor
                         Group and Investment Management
                      Combined Income Statement Information
                        (unaudited, dollars in millions)

                                                      Quarter Ended
                                               -------------------------
                                                Feb 28,          Feb 28,           %
                                                 2003             2002           Change
                                               --------         --------         ------
Investment banking                             $    589         $    674          (13%)
Principal transactions:
   Trading                                        1,556            1,132           37%
   Investments                                      (22)              33         (167%)
Commissions                                         670              777          (14%)
Asset management, distribution
 and administration fees                            903            1,016          (11%)
Interest and dividends                            3,243            3,283           (1%)
Other                                                90              194          (54%)
                                               --------         --------
   Total revenues                                 7,029            7,109           (1%)
Interest expense                                  2,449            2,667           (8%)
                                               --------         --------
   Net revenues                                   4,580            4,442            3%
                                               --------         --------
Compensation and benefits                         2,334            2,297            2%
Occupancy and equipment                             176              182           (3%)
Brok., clearing and exchange fees                   191              179            7%
Info processing and communications                  228              242           (6%)
Marketing and business development                  116              134          (13%)
Professional services                               174              174           --
Other                                               225              142           58%
Restructuring and other charges                       0                0           --
                                               --------         --------
   Total non-interest expenses                    3,444            3,350            3%
                                               --------         --------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                          1,136            1,092            4%
Income tax expense                                  391              389            1%
Div. on pref. securities subject
 to mandatory redemption                             22               22           --
                                               --------         --------
Net income                                     $    723         $    681            6%
                                               ========         ========

Comp & benefits as a % of net rev.                   51%              52%
Non-comp expenses as a % of net rev. (1)             24%              24%
Profit margin (2)                                    16%              15%

Number of employees (3)                          38,867           43,878          (11%)

--------
(1)   Excludes restructuring and other charges.
(2)   Net income as a % of net revenues.
(3) Includes Institutional Securities, Individual Investor Group, Investment Management and Infrastructure/Company areas.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                  Institutional Securities, Individual Investor
                        Group and Investment Management
                      Combined Income Statement Information
                        (unaudited, dollars in millions)

                                                       Quarter Ended
                                                 ------------------------
                                                  Feb 28,         Nov 30,         %
                                                   2003            2002         Change
                                                 --------        --------       ------
Investment banking                               $    589        $    671        (12%)
Principal transactions:
   Trading                                          1,556             433          *
   Investments                                        (22)             16          *
Commissions                                           670             748        (10%)
Asset management, distribution
 and administration fees                              903             904         --
Interest and dividends                              3,243           3,178          2%
Other                                                  90             120        (25%)
                                                 --------        --------
   Total revenues                                   7,029           6,070         16%
Interest expense                                    2,449           2,741        (11%)
                                                 --------        --------
   Net revenues                                     4,580           3,329         38%
                                                 --------        --------
Compensation and benefits                           2,334             968        141%
Occupancy and equipment                               176             200        (12%)
Brok., clearing and exchange fees                     191             212        (10%)
Info processing and communications                    228             281        (19%)
Marketing and business development                    116             159        (27%)
Professional services                                 174             266        (35%)
Other                                                 225             154         46%
Restructuring and other charges                         0             235          *
                                                 --------        --------
   Total non-interest expenses                      3,444           2,475         39%
                                                 --------        --------
Income before taxes and dividends
 on preferred securities subject
 to mandatory redemption                            1,136             854         33%
Income tax expense                                    391             294         33%
Div. on pref. securities subject
 to mandatory redemption                               22              22         --
                                                 --------        --------
Net income                                       $    723        $    538         34%
                                                 ========        ========

Comp & benefits as a % of net rev.                     51%             29%
Non-comp expenses as a % of net rev. (1)               24%             38%
Profit margin (2)                                      16%             16%

Number of employees (3)                            38,867          40,424         (4%)

----------
(1)   Excludes restructuring and other charges.
(2)   Net income as a % of net revenues.
(3) Includes Institutional Securities, Individual Investor Group, Investment Management and Infrastructure/Company areas.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)
                              (Managed loan basis)

                                                       Quarter Ended
                                                 ------------------------
                                                  Feb 28,         Feb 28,         %
                                                   2003            2002         Change
                                                 --------        --------       ------
Fees:
   Merchant and cardmember                       $    547        $    527          4%
   Servicing                                            0               0         --
Other                                                  54              16          *
                                                 --------        --------
   Total non-interest revenues                        601             543         11%
Interest revenue                                    1,580           1,611         (2%)
Interest expense                                      441             499        (12%)
                                                 --------        --------
   Net interest income                              1,139           1,112          2%

Provision for consumer loan losses                    842             832          1%
                                                 --------        --------
   Net credit income                                  297             280          6%
                                                 --------        --------
   Net revenues                                       898             823          9%
                                                 --------        --------
Compensation and benefits                             214             192         11%
Occupancy and equipment                                20              16         25%
Info processing and communications                     88              80         10%
Marketing and business development                    153             120         28%
Professional services                                  51              51         --
Other                                                  82             109        (25%)
                                                 --------        --------
Total non-interest expenses                           608             568          7%
                                                 --------        --------
Income before taxes                                   290             255         14%
Income tax expense                                    108              88         23%
                                                 --------        --------
Net income                                       $    182        $    167          9%
                                                 ========        ========

Comp & benefits as a % of net rev.                     24%             23%
Non-comp expenses as a % of net rev.                   44%             46%
Profit margin (1)                                      20%             20%

Number of employees                                15,626          15,997         (2%)

--------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                 MORGAN STANLEY
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)
                              (Managed loan basis)

                                                        Quarter Ended
                                                 ------------------------
                                                  Feb 28,         Nov 30,         %
                                                   2003            2002         Change
                                                 --------        --------       ------
Fees:
   Merchant and cardmember                       $    547        $    542          1%
   Servicing                                            0               0         --
Other                                                  54               3          *
                                                 --------        --------
   Total non-interest revenues                        601             545         10%
Interest revenue                                    1,580           1,606         (2%)
Interest expense                                      441             475         (7%)
                                                 --------        --------
   Net interest income                              1,139           1,131          1%

Provision for consumer loan losses                    842             749         12%
                                                 --------        --------
   Net credit income                                  297             382        (22%)
                                                 --------        --------
   Net revenues                                       898             927         (3%)
                                                 --------        --------
Compensation and benefits                             214             179         20%
Occupancy and equipment                                20              21         (5%)
Info processing and communications                     88              98        (10%)
Marketing and business development                    153             170        (10%)
Professional services                                  51              80        (36%)
Other                                                  82              76          8%
                                                 --------        --------
Total non-interest expenses                           608             624         (3%)
                                                 --------        --------
Income before taxes                                   290             303         (4%)
Income tax expense                                    108             109         (1%)
                                                 --------        --------
Net income                                       $    182        $    194         (6%)
                                                 ========        ========

Comp & benefits as a % of net rev.                     24%             19%
Non-comp expenses as a % of net rev.                   44%             48%
Profit margin (1)                                      20%             21%

Number of employees                                15,626          15,302          2%

--------
(1)   Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.